UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 31, 2007

Date of Report (Date of earliest event reported)

CENTRO NP LLC

(Exact Name of Registrant as Specified in Charter)

Maryland	1-12244	64-0955724
(State or other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

420 Lexington Avenue, New York, New York 10170
(Address of principal executive offices, including zip code)

212-869-3000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Amended and Restated Revolving Credit Agreement

On July 31, 2007, Centro NP LLC (the “Company”) terminated and prepaid its existing $350.0 million unsecured revolving credit facility (as amended, the “Existing Revolving Credit Facility”).  Simultaneously with the prepayment and termination of the Existing Revolving Facility, the Company entered into a new $350.0 million unsecured revolving credit facility (the “New Revolving Credit Facility”) with Bank of America N.A., as administrative agent (the “Administrative Agent”) which effectively replaced the Existing Revolving Credit Facility.

The New Revolving Credit Facility matures on December 31, 2007, subject to early termination by the Company or the Administrative Agent.  The New Revolving Credit Facility includes a revolving credit facility, swing line facility, and a letter of credit facility.

The loans under the New Revolving Credit Facility bear interest at a rate per annum equal to, at the Company’s option, (i) a base rate equal to the prime rate plus an applicable margin as specified in the New Revolving Credit Facility or (ii) the LIBOR rate plus the applicable margin.

The New Revolving Credit Facility contains various representations, warranties and covenants customary for financings of this type and substantially similar to those contained in the Existing Revolving Credit Facility, including, among others, mandatory prepayment upon the occurrence of certain events.  Under the New Revolving Credit Facility, the Company is also subject to compliance with certain covenants substantially similar to those contained in its indentures.  These covenants include:  (i) total debt to total adjusted assets of no more than 65%; (ii) total secured debt to total adjusted assets of no more than 40%; (iii) unencumbered total asset value not to be less than 100% of the aggregate principal amount of all outstanding unsecured debt of the Company and its subsidiaries; and (iv) consolidated income available for debt service of at least 1.5 times the maximum annual service charge on total debt.

The New Revolving Credit Facility contains customary defaults, including, among others: the nonpayment of interest or principal of any loan; failure to comply with restrictions on use of proceeds; failure to observe or perform covenants under any loan document; bankruptcy or insolvency; certain judgments and decrees; and change of control.

Amounts outstanding under the New Revolving Credit Facility are guaranteed pursuant to an Amended and Restated Guaranty Agreement dated July 31, 2007, by and among certain subsidiaries of the company, as guarantors in favor of Bank of America N.A., as administrative agent (the “Subsidiary Guaranty”).  The New Revolving Credit Facility also has the benefit of a contingent Guaranty Agreement dated July 31, 2007, by and among CPT Manager Limited and Centro Properties Limited as guarantors in favor of Bank America N.A., as administrative agent (the “Centro Party Guaranty”), which, subject to certain conditions, guarantees up to the full amount of the New Revolving Credit Facility.  In the event that at any time after the Centro Party Guaranty is triggered the amount of the guaranty is less than the full amount of the obligations under the New Revolving Credit Facility at such time, the Company is required to permanently prepay the New Revolving Credit Facility by the amount of such deficiency.

The descriptions of the New Revolving Credit Facility, the Centro Party Guaranty, and the Subsidiary Guaranty provided above are qualified in their entirety by reference to the full and complete terms contained in the New Revolving Credit Facility, the Centro Party Guaranty, and the Subsidiary Guaranty which are filed as Exhibits 10.1, 10.2, and 10.3, respectively to this report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Incorporated by reference from Item 1.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1

Amended and Restated Revolving Credit Agreement, by and among Centro NP LLC, the Lenders party thereto, Bank of America, N.A., as Administrative Agent, and Banc of America Securities LLC, as Lead Arranger, and Banc of America Securities LLC, as Sole Book Manager, dated as of July 31, 2007

Exhibit 10.2

Guaranty Agreement, dated as of July 31, 2007, by CPT Manager Limited, ABN 37054494307, as responsible entity of the Centro Property Trust and Centro Properties Limited, ABN 45078590682, in favor of Bank of America, N.A.

Exhibit 10.3	Guaranty, dated as of July 31, 2007, by and among each of the Subsidiaries listed on Schedule I thereto and Bank of America, N.A., as administrative agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2007	CENTRO NP LLC

	By	/s/ Steven Siegel
Executive Vice President, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1

Amended and Restated Revolving Credit Agreement, by and among Centro NP LLC, the Lenders party thereto, Bank of America, N.A., as Administrative Agent, and Banc of America Securities LLC, as Lead Arranger, and Banc of America Securities LLC, as Sole Book Manager, dated as of July 31, 2007

Exhibit 10.2

Guaranty Agreement, dated as of July 31, 2007, by CPT Manager Limited, ABN 37054494307, as responsible entity of the Centro Property Trust and Centro Properties Limited, ABN 45078590682, in favor of Bank of America, N.A.

Exhibit 10.3	Guaranty, dated as of July 31, 2007, by and among each of the Subsidiaries listed on Schedule I thereto and Bank of America, N.A., as administrative agent